UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

ProSomnus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41567	88-2978216
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5675 Gibraltar Drive
Pleasanton, California 94588

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (844) 537-5337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OSA(1)	(1)
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	OSAAW(1)	(1)

(1) On April 24, 2024, the Nasdaq Stock Market LLC filed a Form 25 to delist the Company’s common stock and warrants and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, which became effective 10 days after the filing of the Form 25. Effective April 18, 2024, the Company’s common stock and warrants have been traded on the over-the-counter market under the symbols “OSAP” and “OSAPW”, respectively.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

DIP Credit Agreement

As previously disclosed in ProSomnus, Inc.'s (the “Company”) Form 8-K filed with the Securities and Exchange Commission on May 8, 2024, the Company and certain of its existing affiliates and subsidiaries (collectively, the “Company Parties”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code, as amended (the “Code”), in the United States Bankruptcy Court for the District of Delaware (the “Court”) on May 7, 2024. At that time, the Company Parties’ certain senior subordinate secured debtor-in-possession term loan agreement (the “DIP Credit Agreement”) with the lenders from time-to-time party thereto (the “DIP Lenders”) and Wilmington Savings Fund Society, F.S.B., as administrative agent and collateral agent, on the terms and conditions set forth therein was subject to approval by the Court. On May 9, 2024 the Court issued an order approving the DIP Credit Agreement on an interim basis and set the final hearing to approve the DIP Credit Agreement on a final basis for June 5, 2024. On June 5, 2024, the Court entered an order approving the DIP Credit Agreement on a final basis.

Pursuant to the DIP Credit Agreement, the DIP Lenders agreed, upon the terms and conditions set forth therein, to make available to the Company a senior subordinate secured debtor-in-possession term loan credit facility in the aggregate principal amount of approximately $13 million. Borrowings under the DIP Credit Agreement have been and will be used to (a) fund the Chapter 11 cases filed by the Company and its debtor affiliates with the Court (the “Chapter 11 Cases”), (b) make certain other payments as more fully provided in the Court orders relating to the approval of the DIP Credit Agreement, and (c) provide working capital for the Company and certain of the Company’s subsidiaries (together with the Company, the “DIP Loan Parties”) during the pendency of the Chapter 11 Cases, all in accordance with an approved budget (subject to the permitted variances) and as otherwise provided therein. Through June 4, 2024, the Company had borrowed an aggregate of $6,500,000 under the DIP Credit Agreement, inclusive of rolled-up pre-bankruptcy bridge funding. The obligations under the DIP Credit Agreement are secured by liens on substantially all of the real and personal property of the DIP Loan Parties (the “DIP Liens”), subject to certain exceptions. The DIP Liens are senior to the liens securing the Company’s subordinated notes obligations and junior to the liens securing the Company’s senior notes obligations, a portion of each of which are held by the DIP Lenders.

Borrowings under the DIP Credit Agreement will be due on November 7, 2024, or the earliest to occur of certain specified termination events. The interest rate on borrowings under the DIP Credit Agreement are the prime rate plus 9.00%.

The DIP Credit Agreement includes customary negative covenants for debtor-in-possession loan agreements of this type, including covenants limiting the Company and its restricted subsidiaries’ ability to, among other things, incur additional indebtedness, create liens on assets, make investments, loans, advances or guarantees, engage in mergers, consolidations, sales of assets and acquisitions and pay dividends and distributions, in each case subject to customary exceptions for debtor-in-possession loan agreements of this type. The DIP Credit Agreement also includes customary representations and warranties, affirmative covenants and events of default. Certain restructuring-related events are also events of default, including, but not limited to, the dismissal by the Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Code, the appointment of a trustee pursuant to chapter 11 of the Code, and certain other events related to the impairment of the DIP Lenders’ rights or liens granted under the DIP Credit Agreement.

The DIP Credit Agreement, in its substantially final form, is filed as exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Certain DIP Lenders participated in the Company’s offering of its Series A Convertible Preferred Stock and accompanying warrants to purchase its common stock in September 2023. Furthermore, one of the DIP Lenders is an affiliate of Spring Mountain Capital, which is a private investment management firm where Jason Orchard, a member of the Company’s board of directors, is a Managing Director.

Item 7.01. Regulation FD Disclosure.

Additional Information

Additional information about the Chapter 11 Cases may be obtained at the following website: www.kccllc.net/prosomnus.

The information contained in Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. In particular, the Company expects that its equity holders will experience a complete loss on their investment under the Chapter 11 Cases.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description
10.1	Form of Senior Subordinate Superiority Secured Debtor-in-Possession Credit Agreement, among ProSomnus, Inc., the Guarantors party thereto, the Lenders party thereto, and the Wilmington Savings Fund Society, FSB (previously filed as Exhibit 10.2 on Form 8-K filed with the SEC on May 8, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSOMNUS, INC.

Date: June 6, 2024	By:	/s/ Brian B. Dow
Name: Brian B. Dow
Title: Chief Financial Officer